Exhibit 99.2



                            NEW FRONTIER ENERGY, INC.
                1789 W. Littleton Blvd., Littleton, CO 80160-0298

                                                               TEL: 303-730-9994
                                                               FAX: 303-730-9985

Monday January 22, 2007

   New Frontier Energy, Inc. Announces Completion of $22.22 Million Financing

     o    Increases Working Interest to 66.66% in Slater Dome Field, Becomes
          Operator
     o    Increases Proved Reserves in Slater Dome Field to 16 BCF
     o    Prepares to Initiate 15 to 25 Well 2007 Slater Dome Drilling Program

DENVER, CO - New Frontier Energy, Inc. (NFEI - OTCBB), a natural resource exploration and production company engaged in the exploration, acquisition and development of oil and gas properties in the United States, today announced that it completed a private placement of 444.5 investment units (the "Units") at a purchase price of $50,000 per Unit for gross proceeds of $22,225,000.

Each Unit consists of: (i) $50,000 of 2.5% Series C Cumulative Convertible Preferred Stock, par value $0.001 (the "Series C Preferred Stock"), convertible into 47,619 shares of the Company's $0.001 par value common stock (the "Common Stock") at a price of $1.05 per share (the "Conversion Price"); (ii) a three-year warrant to purchase 47,619 shares of Common Stock at an exercise price of $1.50 per share (the "AC Warrants"); and (iii) a three year warrant to purchase 23,810 shares of Common Stock at an exercise price of $2.00 per share (the "BC Warrants").

Westminster Securities Corporation acted as placement agent for the offering.

The Company utilized $8,000,000 of the proceeds to acquire the operator of the Slater Dome Field's 36.66% working interest (29.33% net revenue interest) in eleven gas and one water disposal wells together with 33,949 net acres located along the eastern edge of the Greater Green River basin in northwest Colorado and south central Wyoming. The properties are entirely within the Company's existing leasehold at the Slater Dome Field.

The acquisition resulted in the Company owning a 66.66% working interest in the field. In the transaction, the Company acquired estimated proved reserves of 8.2 billion cubic feet of natural gas. Furthermore the Company became the operator of the field. The remaining proceeds of approximately $13,000,000 are to be used to fund a 15 to 25 well drilling program in the summer 2007 and working capital.

The Units were offered and sold in reliance upon Rule 506 promulgated under
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The Units sold have not been registered under the Securities Act or state securities laws and may not be offered or sold absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.


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This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Paul G. Laird, President and CEO of New Frontier Energy said commenting on the Slater Dome transaction, "We are pleased to have increased our working interest in the Slater Dome Field to just over 66%; a project that has been a central focus of our development efforts since 1998. Becoming the operator of our core producing asset will allow us to better monitor well completions and control costs, which we expect will expedite profitability for the project. The acquisition also increased our proven reserve base to over 16 billion cubic feet of natural gas."

NFEI is currently producing gas from 9 of 11 coal bed methane wells. One well is awaiting completion work, and one is shut-in awaiting connection to the company's Slater Dome gas gathering line. An independent reservoir engineering firm has provided the company with a Reserve Estimate and Economic Evaluation report that indicates the company could achieve future cash flows of $89,616,000 from its Slater Dome Prospect, after drilling an additional 44 direct offset wells in order to realize total proved reserves. The following table summarizes New Frontier Energy's proven reserves.

                                                In MCF
                                      Gross to          Net to
                                      100% of           NFEI's
                                        the             Working
                                     Interests         Interest
                                  ---------------------------------
  Total Proved Reserves              30,562,000       16,299,734
                                  =================================


About New Frontier Energy, Inc.

New Frontier Energy, Inc. is an independent energy company engaged in the exploration, development and production of natural gas and oil and the acquisition of natural gas and oil properties. New Frontier Energy has an interest in three principal properties, the Slater Dome Prospect, located in northwest Colorado and south central Wyoming (the "Slater Dome Prospect"), the Flattops Prospect located in southwest Wyoming (the "Flattops Prospect") and the Nucla Prospect, located in western Colorado (the "Nucla Prospect"). The company's current and primary focus is on the development and expansion of the Slater Dome and the Flattops Prospects. Both are coal bed methane projects located in the Sand Wash Basin in northwest Colorado and southwest Wyoming - the south eastern end of the "Atlantic Rim." The company owns a majority of the limited partnership interests in the 18-mile gas gathering line that delivers gas from the Slater Dome and Flattops prospects to a transportation hub. New Frontier Energy also holds 28 different leasehold interests in approximately 38,000 gross acres in its Nucla Prospect located in southwest Colorado. The company's common stock is listed on the over the counter bulletin board under the symbol "NFEI". Additional information about New Frontier Energy, Inc. can be found at the Company's website www.nfeinc.com.


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About Westminster Securities Corporation.

Westminster Securities Corporation is a full service brokerage firm operating in five principal areas: Investment Banking, Research, Retail & Institutional Account Management, Execution Services, and Clearing & Operations. Founded in 1971, Westminster is a member of the New York Stock Exchange, National Association of Securities Dealers, and the Securities Investor Protection Corporation. Westminster is headquartered at 100 Wall Street, New York with branch offices in Atlanta, Cyprus, Miami, New York, Shanghai, St. Louis, and Toronto.


For further information contact:



-------------------------    --------------------------    ---------------------
Paul G. Laird, President      John P. O'Shea, President     Bill Conboy, Vice
                                                            President
-------------------------    --------------------------     --------------------
New Frontier Energy, Inc.    Westminster Securities         CTA Integrated
                             Corporation Communications
-------------------------    --------------------------     --------------------
Phone: 303-730-9994          Phone:212-878-6500             Phone:303-665-4200
-------------------------    --------------------------     --------------------


Forward-looking Statements

The statements contained in this press release which are not historical fact are forward looking statements that involve certain risks and uncertainties including, but not limited to, decreases in prices for natural gas and crude oil, unexpected decreases in gas and oil production, the timeliness, costs and success of development activities, unanticipated delays and costs resulting from regulatory compliance, and other risk factors described from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. No assurances can be given that these statements will prove to be accurate. A number of risks and uncertainties could cause actual results to differ materially from these statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.



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